SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [x]
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    14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         Hudson Chartered Bancorp, Inc.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


               --------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                                                      April 2, 1997

Dear Shareholder:

     We are pleased to enclose your Notice of Annual Meeting of Shareholders, Proxy Statement, and proxy for the Annual Meeting of Shareholders of Hudson Chartered Bancorp, Inc. to be held on Thursday May 1, 1997, at 9:00 a.m. Eastern Time at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York.

     The matters scheduled for consideration at the meeting are described in detail in the Notice of Annual Meeting of Shareholders and the Proxy Statement. In order to make sure that your vote is represented, please indicate your vote on the enclosed proxy form, date and sign it, and return it in the enclosed envelope. If you attend the meeting in person, you may revoke your proxy at the meeting and vote in person.

     We look forward to meeting our shareholders and welcome the opportunity to discuss the business of your company with you.

Sincerely,

T. Jefferson Cunningham III                              John Charles VanWormer
Chairman                                                 President

                                                                   April 2, 1997

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 1, 1997

Dear Shareholder:

     Notice is hereby given that the Annual Meeting of Shareholders of Hudson Chartered Bancorp, Inc. will be held at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York, on Thursday, May 1, 1997 at 9:00 a.m. Eastern Time for the purpose of considering and acting upon the following matters:

     1. The election of four directors to serve a term of three years and one director to serve a term of two years, in each case until their successors are elected and qualified; and

     2. Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Shareholders of record of common stock at the close of business on March 31, 1997 are entitled to receive notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

     Your vote is important regardless of the number of shares you own. Even though you may plan to attend the Annual Meeting, you are requested to sign, date and return the enclosed proxy without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time prior to the Annual Meeting. Any shareholder present at the Annual Meeting or at any adjournments or postponements thereof may vote personally on each matter brought before the Annual Meeting.

     If you have any questions or require assistance, please call the undersigned at (914) 471-1711.

                                           By Order of the Board of Directors

                                           Nancy Behanna
                                           Corporate Secretary

                                                      April 2, 1997

                                 PROXY STATEMENT

                  FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                   MAY 1, 1997

     The enclosed proxy is being solicited by the Board of Directors of Hudson Chartered Bancorp, Inc. ("Hudson Chartered" or the "Corporation") for use at the Annual Meeting of shareholders to be held May 1, 1997, or at any adjournments or postponements thereof. The Annual Meeting will be held at 9:00 a.m. Eastern Time at the Sheraton Civic Center Hotel, 40 Civic Center Plaza, Poughkeepsie, New York.

     The proxy statement and form of proxy were first mailed to shareholders on or about April 2, 1997.

     The Board of Directors has fixed the close of business on March 31, 1997 as the record date for determining shareholders entitled to receive notice of and to vote at the meeting. On that date, there were issued and outstanding 4,732,057 shares of the Corporation's common stock, $.80 par value per share ("Common Stock"). The holders of the Common Stock are entitled to one vote per share. Shares may not be voted at the Annual Meeting unless the shareholder is present or represented by proxy. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting.

     All delivered properly executed proxies will be voted at the Annual Meeting in accordance with instructions, if any. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named as nominees under "ELECTION OF DIRECTORS." The enclosed proxy is revocable at any time prior to the actual voting of such proxy by giving notice of such revocation, by delivering a later dated proxy or by the vote of the shareholder in person at the Annual Meeting.

                              ELECTION OF DIRECTORS

Nominees for Director and Continuing Directors

     The Bylaws of the Corporation provide that the number of directors shall be not fewer than five nor more than twenty-five, as from time to time shall be determined by the Board of Directors. The Board has acted to fix the total number of directors at 14 through the date of the Annual Meeting, and at 13 thereafter to give effect to the retirements of Jack A. McEnroe and James R. Williams, and the nomination of Randolph L. Williams, as directors of the Corporation effective as of the date of the Annual Meeting. The Board of Directors is divided into three classes, as nearly equal in number as possible. Each class serves for a three-year term. Each Director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office has otherwise expired, except in the event of his or her earlier resignation, removal or disqualification.

     At the Annual Meeting, four nominees are to be elected as Class 1 directors for a term of three years, and one nominee is to be elected as a Class 2 director, which has a remaining term of two years. The Board's nominees for these positions are named in the table below. With the exception of Randolph L. Williams, all of the nominees named below are now directors of the Corporation. All of the nominees named below have consented to being named in this proxy statement and to serve if elected. The Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director, but if for any reason any nominee should not be available or able to serve, the proxy will be voted by the persons acting under the proxy in accordance with the recommendations of the Board of Directors, or the size of the Board may be reduced to eliminate such vacancy.

     Under the New York Business Corporation Law, directors shall be elected by a plurality of the votes cast at the Annual Meeting. Accordingly, the nominees for director receiving the highest number of votes would be elected, regardless of whether such votes constitute a majority of the shares represented at the Annual Meeting. Broker non-votes (arising from the absence of discretionary authority on the part of a broker-dealer to vote shares of Common Stock held in street name for customer accounts) will be counted as present for the purpose of determining the existence of a quorum but will not have an effect on the outcome of the vote for the election of directors.

     The Board of Directors recommends a vote "FOR" each of the Board's nominees for election as a director of the Corporation.

     The following table sets forth, for each nominee and each incumbent director whose term will continue after the Annual Meeting, the name of such person, his age on January 1, 1997, his principal occupation, the year he first became director of the Corporation or a predecessor, and the year that his current term expires. All nominees and continuing directors have held the position indicated or another senior executive position with the same entity or one of its affiliates or a predecessor corporation for at least the past five years.

                                                                                                     Director
Name                        Age    Principal Occupation During the Last 5 Years                       Since
----                        ---    --------------------------------------------                      -------

                  CLASS 1: NOMINEES FOR TERMS TO EXPIRE IN 2000

R. Abel Garraghan           54     President, R.W. Garraghan, Inc. (real estate holding                1991
                                   company); Chairman of the Board, Heritagenergy (home
                                   heating oil distributor)
Warren R. Marcus            59     President, Warren Marcus Associates, Inc. and WRM                   1993
                                   Equity Management, Inc. (registered investment advisor)
Robert J. Marvin            69     Principal, Marvin & Marvin (Attorneys)                              1985
Lewis J. Ruge               58     Chairman and President, Ruge's Oldsmobile, Inc.                     1985

                   CLASS 2: NOMINEE FOR TERM TO EXPIRE IN 1999

Randolph L. Williams(1)     42     President, J&J Log and Lumber Corporation                            N/A

               CLASS 2: DIRECTORS WHOSE TERMS WILL EXPIRE IN 1999

Robert M. Bowman            65     Retired Regional Manager, H.P. Hood, Inc. (dairy                    1985
                                   products)
T. Jefferson                54     Chairman & Chief Executive Officer of                               1984
 Cunningham III(2)                 the Corporation
Robert R. Fraleigh          65     Owner, Fraleigh Agency, Inc. (insurance agency)                     1985

               CLASS 3: DIRECTORS WHOSE TERMS WILL EXPIRE IN 1998

H. Todd Brinckerhoff        63     President, Brinckerhoff & Neuville, Inc. (insurance agency)         1984
Edward vK.                  61     Vice Chairman of the Corporation; Chairman of the Board             1984
 Cunningham, Jr.(2)                and President, George Gale Foster Corporation (holding
                                   company); Partner (until January 1, 1995) and Counsel,
                                   Van DeWater & Van DeWater (Attorneys)
Tyler Dann                  54     President, Wesfair Agency Inc. (insurance agency)                   1984
Robert L. Patrick           64     Retired Executive, IBM Corporation (computers and related           1988
                                   products)
John Charles                48     President of the Corporation; President and Chief Executive         1985
   VanWormer                       Officer of First National Bank of the Hudson Valley (the
                                   "Bank")

--------------------------
(1) Mr. Randolph L. Williams is the son of James R. Williams, a director who is not standing for reelection.
(2) Messrs. E. vK. Cunningham, Jr. and T.J. Cunningham III are brothers.

Board and Committees

     Committees of the Corporation's Board of Directors include an Audit and Finance Committee, a Personnel and Compensation Committee, and an Executive Committee. Each committee is a joint committee with the Board of Directors of the Bank. The Corporation's Board of Directors does not have a nominating committee or a committee that performs similar functions.

     The Audit and Finance Committee is responsible for monitoring and reviewing the systems of internal control and the internal and external audit functions. The Audit and Finance Committee reviews with the Corporation's independent auditor significant accounting policies, the Corporation's compliance with laws and regulations and assessments of the adequacy of internal controls. The Audit and Finance Committee also monitors the audit department, and oversees management's policies with respect to internal controls. The committee also reviews the financial performance of the Corporation. The committee is presently comprised of Messrs. Garraghan (Chairman), Bowman, Fraleigh, Patrick, Ruge, and Cross (a member of the Board of the Bank only). The Audit and Finance Committee met four times in 1996.

     The Personnel and Compensation Committee is responsible for setting and maintaining employment policies and procedures, a performance appraisal system, and fixing compensation policy for all officers. See "COMPENSATION OF EXECUTIVE OFFICERS -- Personnel and Compensation Committee Report on Executive Compensation." The committee is presently comprised of Messrs. Bowman (Chairman), Brinckerhoff, Marcus, Patrick, and Ruge. The Personnel and Compensation Committee met six times in 1996.

     The Executive Committee has the authority of the Board of Directors in the management of the business of the Corporation between the dates of regular meetings of the Board. The committee is presently comprised of Messrs. T.J. Cunningham III (Chairman), VanWormer (Vice Chairman), Bowman, Brinckerhoff, E. vK. Cunningham, Jr., Dann, Fraleigh, Marvin, McEnroe, Ruge, and Williams. The Executive Committee met twelve times in 1996.

     The Board of Directors of the Corporation met twelve times in 1996. In 1996, each director, except Mr. James Williams (due to physical incapacitation), attended at least 75% of the combined total of meetings of the Board of Directors and meetings of each committee on which such director served.

Compensation of Directors

     Each director of the Corporation serves on the Board of Directors of the Bank. Directors receive an annual retainer fee of $8,000 for their service on the Board of the Bank and do not receive any additional compensation for their service on the Board of the Corporation. In addition, the Vice Chairman of the Corporation's Board of Directors and the Vice Chairman of the Bank's Board of Directors each receives an additional annual retainer fee of $3,000, and the Chairman of the Bank receives an additional annual retainer fee of $4,000. Members of committees of the Board of Directors, except directors who are employees, receive fees for each meeting attended of $250 ($400 for Executive Committee meetings), and the Chairman of each such committee receives fees of $500 for each such meeting attended.

     During 1996, each director of the Corporation who had stock appreciation rights relinquished such rights and retained the underlying options without modification. This permitted the Corporation to reduce its compensation expenses in connection with stock appreciation rights, and to reverse prior accruals for such expenses.

     Under a Directors Deferred Compensation Plan adopted in March 1996, all or part of a director's board and committee fees may be deferred until termination of service as a director. Such deferred amounts may be hypothetically invested in a group of mutual funds or in a phantom stock investment that appreciates or depreciates in the identical manner as does the Corporation's Common Stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

Personnel and Compensation Committee Report on Executive Compensation

General

     The Personnel and Compensation Committee ("Compensation Committee") of Hudson Chartered is elected by the Board of Directors and consists of five directors, none of whom is employed by the Corporation or the Bank. The Compensation Committee operates as such for both the Corporation and the Bank, and all of its members are directors of both entities. Although not members of the Compensation Committee, T. Jefferson Cunningham III, Chairman and Chief Executive Officer of the Corporation, John C. VanWormer, President of the Corporation and President and Chief Executive Officer of the Bank, and Sherry Tomaselli, Personnel Director of the Bank, attend Compensation Committee meetings in a staff capacity. Messrs. Cunningham and VanWormer were not in attendance when decisions were made concerning the terms and conditions of their employment, performance evaluations, or compensation. The Personnel and Compensation Committee met six times during 1996.

Base Compensation

     In its efforts to attract and retain quality management, the Compensation Committee seeks to establish competitive levels of compensation, relate pay to the Corporation's performance, and recognize significant individual contributions to the Corporation's profitability.

     Executive Officers and Employees. During 1996, the Compensation Committee reviewed the salary ranges for all positions in the Corporation utilizing third party surveys of comparable institutions. Several minor changes were approved for certain positions, but, broadly, the surveys indicated the Corporation's salary ranges were fully competitive. The Compensation Committee also reviewed certain features of its employee benefits program and lowered the vesting period for employees' contributions to the Corporation's Thrift and Profit Sharing Plan and Employee Stock Ownership Plan ("ESOP") from a seven-year graduated scale to a five-year graduated scale. The Compensation Committee, at its meetings throughout the year, approved salary increases to executive officers and members of the Bank's Management Committee based on written performance approvals by their supervising officer. (In this regard, the Compensation Committee changed its scope of responsibility from covering all officers with the title of Vice-President and above to covering only executive officers or similar senior officers, which change was reflected in amendments to the bylaws of the Corporation and the Bank.) The Compensation Committee, at its December 1996 meeting, also approved the extension of Executive Vice President Mr. Donald H. Weber's employment agreement, with certain minor changes, for an additional year. At a meeting in February 1997, the Compensation Committee permitted Chief Financial Officer Paul A. Maisch's employment agreement automatically to extend for a one year period without change.

     Chief Executive Officer and President. Under the Corporation's current policy, salary and benefit adjustments for the title levels of Executive Vice President and above are made only every two years; accordingly, no such adjustments were considered for the Chief Executive Officer or the President. However, pursuant to their contracts of employment, at the Compensation Committee's May meeting, Mr. VanWormer's employment agreement was allowed to automatically renew for another year, and Mr. Cunningham's employment agreement was extended for a further year.

     The compensation decisions regarding the Corporation's Chief Executive Officer and President were made by the Compensation Committee and reported to the board of directors. Neither the Chief Executive Officer nor the President participated in any board or committee decision relating to their compensation or evaluation.

Bonus Payments

     In March 1997, the Compensation Committee awarded annual cash bonuses to certain executive officers. The performance of the officers was evaluated by the Corporation's Chief Executive Officer or President, and the performance evaluations were then reviewed by the Compensation Committee. The performance evaluations for the Chief Executive Officer and President were prepared by the Compensation Committee, as described below. Based on the performance evaluations, the executive officers were rated on a five-tier scale, and given a rating of "outstanding", "above standard", "standard", "below standard", or "marginal". The amount of the individual cash bonus, up to 30 percent of the executive officer's base salary, then was determined based on a comparison of the executive officer's base salary to the salary range for his position; total cash compensation paid in prior years; and a subjective evaluation of the officer's performance against qualitative and quantitative individual position goals which were established during the Corporation's annual budget process in consultation with the Corporation's Chief Executive Officer and President, and reviewed by the Board of Directors.

     The Compensation Committee also awarded bonuses to the Chief Executive Officer and President based on a performance evaluation conducted the Compensation Committee utilizing written performance assessments by the Chairmen of the appropriate committees of the board. (In the case of Mr. Cunningham, the Chairmen of the Audit and Finance, and Investment Committees; in the case of Mr. VanWormer, the Chairmen of the Executive, Audit and Finance, Loan Review, Trust, CRA, and Facilities Committees. Because Mr. Cunningham is Chairman of the Executive Committee, each other member of that committee submitted a written performance assessment on him directly to the Compensation Committee.)

     In making its determinations, the Compensation Committee considered, but did not formally weigh, the following factors: the Corporation's performance in the officer's principal areas of responsibility, the extent to which each officer played a leadership role in developing and evaluating the issues facing the Corporation, and the extent to which policies and decisions of the Board were effectively supported and implemented by each individual.

     In accordance with the Executive Officer Compensation Plan, the Compensation Committee may award a cash bonus of 5% to 15% for "above standard" individual performance, and 10% to 30% for "outstanding" individual performance. Accordingly, the Compensation Committee awarded bonuses in the amount of 14%, or $28,000, and 16%, or $35,000, to Mr. VanWormer and Mr. Cunningham, respectively, within the guidelines established in the Executive Officer Compensation Plan.

     Separately, the Executive Committee (with the abstention of officer directors) evaluated whether the Corporation's 1996 performance was "above standard", "standard", or "below standard," and determined that it was "above standard." The Executive Committee made its determination by considering, but not formally weighing, numerous quantitative and qualitative factors, including, but not limited to, the Corporation's income, expenses, profitability ratios, levels of loans and deposits, credit quality, and common stock value.

These factors were considered in light of the prior year's performance, the Corporation's annual budget goals, and peer group comparisons. The Compensation Committee also considered performance in certain other areas such as market development, management internal controls, and regulatory reviews.

     The Corporation's compensation policy provides that the amount of each executive officer's bonus award is reduced by 25% or 50% if the Executive Committee determines that the Corporation's performance is "standard" or "below standard", respectively. The bonus award to director officers (Messrs. Cunningham, VanWormer, and MacFarland) is reduced by 50% or 100% if the Executive Committee determines that the Corporation's performance is "standard" or "below standard", respectively. No reduction is made if the Executive Committee determines that the Corporation's performance is "above standard". Based on Executive Committee's determination that the Corporation's 1996 performance was "above standard", the executive officers and director officers received cash bonuses equal to 100% of the bonuses awarded by the Compensation Committee.

Stock Options

     Consistent with the Corporation's goal of attracting and retaining key employees by offering them the opportunity to acquire or increase their proprietary interest in the Corporation and to promote the identification of their interests with those of the shareholders of the Corporation, the Compensation Committee made discretionary grants of stock options under the Corporation's 1995 Incentive Stock Plan.

     Under the 1995-2000 Hudson Chartered Bancorp, Inc. Incentive Stock Option Program, a program administered under the Corporation's 1995 Incentive Stock Plan, all senior officers of the Corporation and the Bank who have completed one full year of service are eligible to be considered for stock option grants. The potential amount of option grants varies according to the officer's position level, and ranges from an aggregate of 6,050 to 15,125 shares during the period of 1995 through 2000. Initial awards may not exceed 40% of an officer's maximum limit. The type and amount of stock options grants is determined by the Compensation Committee in its discretion. In making the grants, the Compensation Committee considers individual responsibilities, job complexities, and the amount of the officer's existing unexercised options. All grants are for a period of five years with a six-month vesting period and an option exercise price equal to the market price at the time of grant. Initial awards are made only to officers whose performance is rated as "standard," "above standard," or "outstanding," and subsequent grants are made only where the officer receives a performance rating of "above standard" or "outstanding" on the five-tier scale described in "Bonus Payments" above. The Compensation Committee granted 43,036 options to eligible officers under the 1995-2000 Hudson Chartered Bancorp, Inc. Incentive Stock Option Program at its meeting in August 1996. Neither Mr. Cunningham nor Mr. VanWormer have been granted options under this program.

     As reported by the Compensation Committee last year, in July 1995, the Compensation Committee granted to Mr. T. Jefferson Cunningham III stock appreciation rights pertaining to 33,000 shares of Common Stock having a base price of $16.136 per share, which exceeded the fair market value at the date of grant. As a result of the strong performance of the Common Stock following the grant, the Corporation was required to accrue compensation expense as the market price of the Common Stock exceeded the base price of the stock appreciation rights to an increasing extent. Accordingly, the Compensation Committee asked Mr. Cunningham to exercise his stock appreciation rights in May 1996, more than nine years prior to their expiration date in order to reduce future compensation expense in connection with such stock appreciation rights. Mr. Cunningham complied with the Compensation Committee's request, as did directors of the Corporation who voluntarily relinquished all of their tandem stock appreciation rights which accompanied options granted to them in 1988, 1989, and 1990; with the directors retaining the underlying options without modification. As Mr. Cunningham had no underlying options in respect of his stock appreciation rights, the Compensation

Committee granted to him stock options with a nine year term covering the same number of shares as the stock appreciation rights at an exercise price equal to the fair market value on the date of the option grant ($20.40 per share).

     In addition to the use of stock options and rights, in the future the Compensation Committee intends to use incentive share and restricted stock awards under the Corporation's 1995 Incentive Stock Plan, although such awards have not been made to date.

     This report was prepared by the Personnel and Compensation Committee of the Board of Directors as constituted on March 10, 1997.

Robert M. Bowman, Chairman
H. Todd Brinckerhoff
Warren R. Marcus
Robert L. Patrick
Lewis J. Ruge

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee, other directors, executive officers, and their associates are, as they have been in the past, customers of, and have had transactions with, the Bank and its predecessors. Additional transactions may be expected to take place in the future between such persons and the Bank. Any loans from the Bank to such persons and their associates outstanding at any time since the beginning of 1996 were made in the ordinary course of business of the Bank. It is the policy of the Corporation that such loans and other transactions be made on terms and conditions no less favorable than those with unrelated parties.

     During 1996, the Bank paid insurance premiums in the amount of $438,854 to Brinckerhoff & Neuville, Inc., a company owned by H. Todd Brinckerhoff, a director of the Corporation and member of the Personnel and Compensation Committee.

     During 1996, the Corporation and its subsidiaries, retained the law firm of Van DeWater & Van DeWater. Mr. E. vK. Cunningham, Jr., a director of the Corporation, was counsel to such firm in 1996. The Corporation paid the law firm of Van DeWater & Van DeWater an aggregate of $336,289 during 1996 for legal services rendered. The Corporation plans to continue to retain Van DeWater & Van DeWater during 1997.

     During 1996, the Corporation retained the law firm of Marvin & Marvin. Mr. R.J. Marvin, a director of the Corporation, was a principal of such firm in 1996. The Corporation paid Marvin & Marvin an aggregate of $31,647 during 1996 for legal services rendered. The Corporation plans to continue to retain Marvin & Marvin for legal services during 1997.

     During 1996, the Bank paid North Front Street Realty, Inc., a company owned by R. Abel Garraghan, a director of the Corporation, $128,748 for lease and related payments on a branch office and its parking lot.

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows, for 1994 through 1996, the compensation paid or awarded to T. Jefferson Cunningham III, the Corporation's Chairman and Chief Executive Officer, and the Corporation's next four most highly compensated executive officers, by either the Corporation or a predecessor. The inclusion of the four executive officers other than T. Jefferson Cunningham III in this group was based on salary and bonus earned during 1996. Mr. Cunningham and the other four executive officers are referred to collectively as the Corporation's "named executive officers." Each named executive officer has held the position indicated, or a similar position with the Corporation or its predecessor, for the past five years, unless otherwise indicated.

     The information provided in the Summary Compensation Table and the tables that follow include compensation received by Messrs. Cunningham and Maisch for their service to Fishkill National Corporation prior to the September 30, 1994 merger of Fishkill National Corporation into the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                                                                      Compensation
                                                                                         Awards
                                                            Annual Compensation(1)  ------------------
                                                            ----------------------     Securities
                                                               Salary      Bonus       Underlying            All Other
Name & Principal Position                            Year      ($)(2)       ($)    Options/SARs (#)(3)  Compensation($)(4)
-------------------------                           ------     ------      ------   ------------------   ------------------
T. JEFFERSON CUNNINGHAM III                          1996      208,752     35,000        36,300(5)            46,840
  Chairman and Chief Executive Officer,              1995      205,399     16,350        36,300(5)            41,492
  Hudson Chartered Bancorp, Inc.;                    1994      200,000     18,250          -0-                27,216
  Chairman of the Executive Committee,
  First National Bank of the Hudson Valley

JOHN C. VANWORMER                                    1996      194,019     28,000          -0-                41,458
  President, Hudson Chartered Bancorp,               1995      174,010     39,850          -0-                30,102
  Inc.; President and Chief Executive Officer,       1994      150,000     19,000          -0-                19,076
  First National Bank of the Hudson Valley

PAUL A. MAISCH                                       1996      105,000     13,000         7,920               22,071
  Treasurer and Chief Financial                      1995      102,462     11,800          -0-                11,925
  Officer, Hudson Chartered                          1994       80,500     29,000          -0-                 9,608
  Bancorp, Inc.; Senior Vice President,
  First National Bank of the Hudson Valley

DONALD H. WEBER                                      1996      105,237      7,500         4,840               17,680
  Executive Vice President and Chief                 1995       86,539     18,750(6)       -0-                   -0-(7)
  Operations Officer, First National                 1994
  Bank of the Hudson Valley (since 1995)

DAVID S. MACFARLAND                                  1996      103,538     10,000         4,840               25,268
  Regional Executive Vice President,                 1995      100,000          0          -0-                15,758
  First National Bank of the Hudson                  1994       22,653     15,000(6)       -0-                 3,646(7)
  Valley (since 1994)

-------------------------
(1) None of the named executive officers received perquisites or other personal benefits, securities, or property which, in the aggregate, cost the Corporation the lesser of $50,000 or 10% of the named executive officer's salary and bonus earned during that year.

(2) Salary excludes compensation deferred under a supplemental employee retirement plan ("SRP") and includes certain cash compensation in lieu of benefits.

(3) Amounts are adjusted for the 10% stock dividends paid in January 1996 and January 1997.

(4) Includes director's fees of $8,000 in 1996 for each of Messrs. Cunningham, VanWormer, and MacFarland. Also includes the Corporation's contributions to the Retirement and Thrift Plan in the following amounts for 1996: Mr. Cunningham, $15,000; Mr. VanWormer, $15,000; Mr. Maisch, $11,680; Mr. Weber $10,748 and Mr. MacFarland, $10,354. Also includes contributions for 1996 to the Corporation's ESOP, representing the value of stock allocated, as follows: Mr. Cunningham, $2,956, Mr. VanWormer, $2,956, Mr. Maisch, $2,471, Mr. Weber, $2,092 and Mr. MacFarland, $2,074. Also includes premiums for life insurance to fund the Executive Supplemental Income Plan for 1996 for Mr. VanWormer for $4,831. Also includes annual contributions to the SRP in the following amounts for 1996: Mr. Cunningham, $20,884, and Mr. VanWormer, $10,671.

(5) See "COMPENSATION OF EXECUTIVE OFFICERS -- Personnel and Compensation Committee Report on Executive Compensation -- Stock Options."

(6)  Includes $15,000 bonus paid upon commencing employment.

(7) Ineligible during first year of service for participation in the Corporation's Retirement and Thrift Plan and ESOP.

                            OPTION/SAR GRANTS IN 1996

     The following table sets forth the grants of options in 1996 to the named executive officers. There were no SAR grants to the named executive officers in 1996.

                                                                                        Potential Realizable
                                                                                         Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                         Price Appreciation
                                                   Individual Grants                       for Option Term
                          -------------------------------------------------------      -----------------------
                                          Percent of
                                          Total
                          Number of       Options/
                          Securities      SARs           Exercise
                          Underlying      Granted to     or Base
                          Options/SARs    Employees      Price         Expiration
Name                      Granted*        in 1996        ($/Sh)*       Date             5% ($)        10% ($)
----                      ------------    -----------    ---------     ----------      --------      --------
T. Jefferson                 36,300          40.7%       $18.55        05/30/2006      $423,372    $1,072,907
 Cunningham III
Paul A. Maisch                2,420                       18.64        08/19/2001        12,460        27,534
                              5,500                       24.45        12/31/2006        84,553       214,275
                             ------                                                      ------       -------
    Total                     7,920           8.9%                                       97,013       241,809
Donald H. Weber               4,840           5.4%        18.64        08/19/2001        24,920        55,068
David S. MacFarland           4,840           5.4%        18.64        08/19/2001        24,920        55,068
--------------------------------

*  Adjusted for the 10% stock dividend paid in January 1997.

   See "COMPENSATION OF EXECUTIVE OFFICERS -- Personnel and Compensation Committee Report on Executive Compensation" for further information on option grants in 1996.

                   AGGREGATED OPTION/SAR EXERCISES IN 1996 AND
                         1996 YEAR-END OPTION/SAR VALUES

     The following table sets forth the aggregated option and SAR exercises in 1996, and 1996 year-end values for such options and SARs.

                                                              Number of Securities
                                                             Underlying Unexercised          Value of Unexercised In-the-
                                                              Options/SARs at 1996            Money Options/SARs at 1996
                            Shares                                 Year End(1)                        Year End(2)
                           Acquired          Value        ----------------------------       ----------------------------
           Name          on Exercise       Realized       Exercisable    Unexercisable       Exercisable    Unexercisable
           ----          -----------       --------       -----------    -------------       -----------    -------------
T. Jefferson               33,000(4)      $140,700          41,992             407              363,350        $5,788
 Cunningham III(3)          1,848           25,410
John Charles               12,110          172,763          72,346             -0-            1,037,014           -0-
 VanWomer
Paul A. Maisch(3)           1,100           16,375           5,711           8,259               90,119        33,546
Donald H. Weber               -0-              -0-             -0-           4,840                  -0-        36,850
David S. MacFarland           -0-              -0-             -0-           4,840                  -0-        36,850

--------------------------------------
(1) Options have been adjusted for the 10% stock dividends paid in January 1996 and January 1997.

(2) The value of the options was based upon the closing price of $26.25 of the Corporation's Common Stock on the Nasdaq National Market System on December 31, 1996.

(3) The Corporation has the right to repurchase option shares (6,099 shares as to Mr. Cunningham, and 6,050 shares as to Mr. Maisch) acquired upon exercise at the then most recent quarter-end book value if the officer terminates employment prior to his retirement date. Such book value was $13.75 per share at December 31, 1996, or $12.50 below the market value of $26.25 on such date.

(4)  Stock appreciation rights exercised.

Supplemental Retirement Benefits

     The Bank has an Executive Supplemental Income Plan (the "ESI Plan") which is similar to a deferred compensation plan. The purpose of the ESI Plan is to provide certain officers of the Bank with supplemental retirement benefits which are payable in monthly installments over a 15 year period. Retirement age under the ESI Plan is 65, although employees with at least 15 years of service may retire at age 55 with the approval of the Board of Directors. The ESI Plan also provides for benefits to be paid in the event of death or disability. In the event of a change in control, as defined in the ESI Plan, employees who have attained age 55 may retire and receive actuarially reduced benefits under the ESI Plan without prior Board approval. Employees under age 55 who are terminated without just cause after a change in control may also receive actuarially reduced benefits under the ESI Plan. The ESI Plan utilizes specifically designed life insurance contracts for the payment of pre-retirement benefits and accrues for potential liability for the post-retirement benefits payable under the plan. The ESI Plan is no longer offered by the Corporation, but six officers are currently covered. Under the ESI Plan, Mr. VanWormer will be entitled to annual post-retirement benefits of $27,500.

Employment Agreements

     The Corporation has entered into employment agreements with Messrs. Cunningham and VanWormer. The agreements have three year terms and are subject to annual renewal or extension. At the Compensation Committee's May meeting, Mr. VanWormer's employment agreement was allowed to automatically renew for another year, and Mr. Cunningham's employment agreement was extended for a further year. Under the agreements, Mr. Cunningham's annual base salary is $218,000, and Mr. VanWormer's annual base salary is $198,000.

     Mr. Cunningham's agreement entitles him to participate in all employee plans, including participation in bonus awards and the supplemental retirement plan. In the event the agreement is not extended or Mr. Cunningham is terminated other than for cause (including a change in control), the agreement requires a termination payment of twice his highest total cash compensation paid in any of the previous three years.

     Mr. VanWormer's agreement entitles him to participate in all employee plans relating to pension, profit-sharing or other retirement benefits; medical insurance or other customary fringe benefits; and other group benefits. In the event of termination other than for cause, the agreement requires a termination payment of his salary for a one year period plus the unexpired amount of his contract compensation. In the event of a change in control, the agreement provides for a termination payment of the difference between (i) 2.99 times Mr. VanWormer's "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended ("Code"), and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Code.

     The Corporation also has entered into a two-year employment agreement with Paul A. Maisch, Chief Financial Officer of the Bank and Treasurer of the Corporation. The contract provides for a current annual base compensation of $115,500, and automatic one year renewals at the expiration of the contract and at subsequent expiration dates. At a meeting of the Compensation Committee in February 1997, it was agreed that Mr. Maisch's employment agreement should automatically extend for a one year period without change. In the event of termination other than for cause, Mr. Maisch is entitled to a payment equal to his base salary for one year, and continuation for one year of his insurance benefits. In the event the Corporation elects not to renew the contract at an expiration date and Mr. Maisch elects to terminate employment, he is entitled to a payment equal to his base salary for six months. In the event the Corporation ceases to operate as an "independent" company or as part of an "independent" banking corporation, Mr. Maisch is not appointed Chief Financial Officer of the successor company, and he elects to terminate his employment, Mr. Maisch is entitled to a payment equal to the base compensation for the remainder of the term of the agreement, with a minimum payment equal to his base compensation for twelve months.

     The Corporation also has entered into a two-year employment agreement with Donald H. Weber, Executive Vice President of the Bank. The Compensation Committee, at its December 1996 meeting, approved the extension of Mr. Weber's employment agreement, with certain minor changes, for an additional year, and an increase in his annual base compensation to $110,000. In the event of termination other than for cause, Mr. Weber is entitled to a payment equal to the remaining base compensation for the contract period, and to continuation of insurance benefits for the remainder of the contract period, subject to a maximum of twelve months, and a minimum of three months.

     The Corporation also has entered into a three-year employment agreement with David S. MacFarland, Regional Executive Vice President of the Bank. The contract provides for a current annual base compensation of $107,000, an initial one-time payment of $15,000, and automatic one year renewals at the expiration of the contract and subsequent expiration dates. In the event of termination other than for cause, Mr. MacFarland is entitled to a payment equal to his base compensation for one year and 12 months of life insurance and medical benefits. In the event the Bank ceases to operate as an "independent" bank or part of an "independent" banking group, and Mr. MacFarland elects to terminate the agreement, he is entitled to payment equal to his base compensation for one year. After the first anniversary of termination due to such reason, Mr. MacFarland is entitled to up to a maximum of twelve monthly payments of supplementary termination pay, on the basis of the difference between his former base compensation and earnings in subsequent employment.

                                PERFORMANCE GRAPH

     The following graph shows the cumulative shareholder return (i.e., price change plus reinvestment of dividends) on the Corporation's Common Stock during the five year period ended December 31, 1996 as compared to: (i) an overall Nasdaq market index; and (ii) a peer group index (consisting of the following eight other New York bank holding companies with total assets of between $500 million and $1 billion: Arrow Financial Corporation, CNB Financial Corporation, Community Bank System, Inc., Evergreen Bancorp, Inc., State Bancorp, Inc., Sterling Bancorp, Suffolk Bancorp, and Tompkins County Trustco, Inc.). In accordance with Securities and Exchange Commission ("SEC") rules, the base date utilized for calculating the index values for the graph is December 31, 1991. At that time, the Corporation's stock was not traded in any recognized market, and traded only infrequently in private transactions. The Corporation's shares were included in the Nasdaq National Market System in May 1992 in connection with the public offering made that year at a price of $12.625 per share.

                                    (GRAPH)

                                                                Period Ending
                                     --------------------------------------------------------------------
Index                                12/31/91    12/31/92    12/31/93    12/31/94    12/31/95    12/31/96
                                     --------    --------    --------    --------    --------    --------
Hudson Chartered Bancorp, Inc.        100.00        88.26      118.70      137.30      150.98      268.34
Nasdaq - Total US                     100.00       116.38      133.60      130.59      184.68      227.16
Hudson Chartered Bancorp, Inc.        100.00       140.44      174.59      192.93      257.17      320.53
  Peer Group

The Corporation's Peer Group consists of 8 domestic banks, excluding the Corporation, for the fiscal year ended December 31, 1996. The financial institutions which comprise the Peer Group are Arrow Financial

Corporation, CNB Financial Corporation, Community Bank System Inc., Evergreen Bancorp Inc., State Bancorp Inc., Sterling Bancorp, Suffolk Bancorp and Tompkins County Trustco, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Directors and Executive Officers

     The following table sets forth as of March 1, 1997 information concerning beneficial ownership of the Corporation's Common Stock by each director and nominee for election as a director, each of the named executive officers, and all directors and executive officers of the Corporation, as a group. The number of shares shown as beneficially owned by each director and executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC's rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual had the right to acquire within 60 days of March 1, 1997 through the exercise of any option, warrant or right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the table.

                                                   Amount and Nature of      Percent of
Name                                               Beneficial Ownership(1)     Class
----                                               -----------------------   ----------
Robert M. Bowman(2)                                       33,893                 *
H. Todd Brinckerhoff(3)                                   55,823                1.18%
Edward vK. Cunningham, Jr.(4)                            547,677               11.57%
T. Jefferson Cunningham III(5)                           655,655               13.74%
Tyler Dann(6)                                            236,894                5.01%
Robert R. Fraleigh                                        21,590                 *
R. Abel Garraghan(7)                                      11,975                 *
David S. MacFarland(8)                                     5,006                 *
Paul A. Maisch(9)                                         13,597                 *
Warren R. Marcus(10)                                     167,958               3.55%
Robert J. Marvin(11)                                      58,422               1.23%
Jack A. McEnroe                                           11,088                 *
Robert L. Patrick                                          5,078                 *
Lewis J. Ruge(12)                                         53,683               1.13%
John Charles VanWormer(13)                               106,399               2.21%
Donald H. Weber(14)                                        6,131                 *
James R. Williams(15)                                    241,867               5.11%
Randolph L. Williams(16)                                 239,580               5.06%
                                                      ----------              -------

Directors and executive officers as a group            1,734,646               35.20%
(24 persons):

----------------------------------
* Less than 1% of the class. At the close of business on March 1, 1997, there were 4,732,501 shares of Common Stock outstanding. Where necessary, percentages were calculated by adding shares subject to exercisable stock options to the shares of Common Stock outstanding.

(1) Includes shares of Common Stock that could be acquired within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Bowman, 7,441 shares; Mr. T. J. Cunningham III, 39,551 shares; Mr. Fraleigh, 7,441 shares; Mr. MacFarland, 4,840 shares; Mr. Maisch, 8,132 shares; Mr. Marvin, 7,441 shares; Mr. Ruge, 7,441 shares; Mr. VanWormer, 72,345 shares; and Mr. Weber, 4,840 shares.

(2) Includes 4,088 shares of Common Stock owned by Mr. Bowman's spouse and 3,696 shares of Common Stock owned by his daughter, as to which beneficial ownership is disclaimed. Also includes 1,018 shares of Common Stock held by a company owned by Mr. Bowman and 2,937 shares for which he is custodian for his grandchildren.

(3) Includes 32,474 shares of Common Stock held by companies owned by Mr. Brinckerhoff.

(4) Includes 16,431 shares of Common Stock held in family trusts of which Mr. E. vK. Cunningham, Jr. is trustee (which shares are also reflected as being beneficially owned by T. J. Cunningham III -- see note 5), 518,999 shares held by the George Gale Foster Corporation ("GGF"), a personal holding company of which Mr. E. vK. Cunningham, Jr. is chairman of the board of directors and president (which shares are also reflected as being beneficially owned by T. J. Cunningham III -- see note 5), 1,339 shares held in retirement accounts, and 1,979 shares held by Mr. E. vK. Cunningham, Jr.'s spouse as to which beneficial ownership is disclaimed.

(5) Includes 16,431 shares of Common Stock held in family trusts of which Mr. T.
J. Cunningham III has the right to qualify as trustee (which shares are also reflected as being beneficially owned by Mr. E. vK. Cunningham, Jr. -- see note
4), 518,999 shares held by GGF (which shares are also reflected as being beneficially owned by Mr. E. vK. Cunningham, Jr. -- see note 4), 12,576 shares held in the names of Mr. T. J. Cunningham III's spouse and children, 26,777 shares held in retirement accounts, and 271 shares of Common Stock allocated to Mr. T. J. Cunningham III under the Corporation's ESOP.

(6) Includes 226,733 shares of Common Stock held in the names of several businesses with which Mr. Dann is affiliated and 862 shares held by Mr. Dann's spouse.

(7) Includes 849 shares of Common Stock owned by Mr. Garraghan's spouse as custodian for a child, 1,698 shares owned by Mr. Garraghan's spouse, 1,698 shares owned by two children, and 1,698 shares held in a profit sharing plan trust.

(8) Includes 81 shares of Common Stock allocated to Mr. MacFarland under the Corporation's ESOP.

(9) Includes 2,655 shares of Common Stock held jointly with Mr. Maisch's mother, and 188 shares of Common Stock allocated to Mr. Maisch under the Corporation's ESOP.

(10) Mr. Marcus is President of WRM Equity Management, Inc., a registered investment advisor, and reports sole voting and investment power as to 157,344 shares of Common Stock held on behalf of Mellon Trust Company as Trustee for a pension fund as to which Warren Marcus Associates, Inc. is a registered investment adviser. Also includes 3,396 shares of Common Stock owned by Warren Marcus Associates, Inc. Pension Trust, and 2,547 shares of Common Stock owned by Mr. Marcus' spouse as to which beneficial ownership is disclaimed.

(11) Includes 2,780 shares of Common Stock held in trust for the benefit of Mr. Marvin, 2,371 shares of Common Stock held in trust for the benefit of Mr. Marvin's spouse as to which beneficial ownership is disclaimed, and 16,494 shares of Common Stock in a Keogh account.

(12) Includes 8,758 shares of Common Stock owned by Mr. Ruge's spouse.

(13) Includes 314 shares of Common Stock held in trust for the benefit of Mr. VanWormer, and 5,652 shares of Common Stock allocated to Mr. VanWormer under the Corporation's ESOP.

(14) Includes 81 shares of Common Stock allocated to Mr. Weber under the Corporation's ESOP.

(15) Includes 237,802 shares of Common Stock owned together with Mr. James Williams' son, Randolph Williams (which shares are also reflected as being beneficially owned by Randolph Williams -- see note 16).

(16) Includes 237,802 shares of Common Stock owned together with Mr. Randolph Williams' father, James Williams (which shares are also reflected as being beneficially owned by James Williams -- see note 15). Also includes 2,032 shares held as custodian for children.

Security Ownership of Certain Beneficial Owners

     As of March 1, 1997, the following persons are known to the Corporation to be beneficial owners of more than five percent of the Corporation's Common Stock. The information set forth in the table is as reported in Schedules 13D as filed with the SEC, and other information provided to the Corporation.

Name and Address                           Amount and Nature of       Percent of
of Beneficial Owner                        Beneficial Ownership         Class
-------------------                        --------------------        --------
George Gale Foster Corporation(1)                518,999                10.97%
c/o Van DeWater & Van DeWater
Mill & Garden Streets
P.O. Box 112
Poughkeepsie, New York 12602

Tyler Dann(2)                                    236,894                 5.01%
c/o Wesfair Agency, Inc.
P.O. Box 215
9 Hunts Lane
Chappaqua, New York 10514

James R. Williams and                            241,867                 5.11%
Randolph L. Williams(3)
c/o J & J Log & Lumber Corp.
P.O. Box 427, County Route 7,
Old Route 22
Dover Plains, New York 12522

---------------------------------

(1) GGF is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, of which Mr. Edward vK. Cunningham, Jr. is Chairman of the Board and President, and Mr. T. Jefferson Cunningham III is a director and Vice President. See also the notes applicable to Mr. E. vK. Cunningham, Jr. and Mr.
T. J. Cunningham III in the table set forth under "Security Ownership of Directors and Executive Officers."

(2) See the note applicable to Mr. Dann in the table set forth under "Security Ownership of Directors and Executive Officers."

(3) See the notes applicable to Mr. James Williams and Mr. Randolph Williams in the table set forth under "Security Ownership of Directors and Executive Officers."

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Corporation's directors, certain of its executive officers, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file with the Corporation and the SEC initial reports of ownership and reports of changes in ownership of any equity securities of the Corporation. During 1996, to the best of the Corporation's knowledge, all required reports were filed on a timely basis, except that Mr. Lewis Ruge and Mr. James Williams, directors of the Corporation, each failed to timely file one report each concerning one transaction. In making this statement, the Corporation has relied on the written representations of its directors and executive officers and copies of the reports provided to the Corporation.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP has been selected as the principal accountant to audit the financial statements of the Corporation for 1997.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

                                  ANNUAL REPORT

     A copy of the Corporation's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1996 (without exhibits) accompanies this proxy statement. Copies of the exhibits to such report may be obtained upon request to Paul A. Maisch, Chief Financial Officer and Treasurer, Hudson Chartered Bancorp, Inc., Route 55, LaGrangeville, New York 12540. A reasonable expense may be charged for the furnishing of exhibits to the Form 10-K. The Annual Report on Form 10-K is not part of the proxy solicitation materials.

                             SOLICITATION OF PROXIES

     Solicitation of proxies may be made by mail, personal interviews, telephone and facsimile by officers and employees of the Corporation and its subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of the common stock held of record by such persons. Expenses for such solicitation will be borne by the Corporation.

                       SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders may submit proposals to be considered for shareholder action at the 1998 annual meeting of shareholders if they do so in accordance with the applicable SEC rules. Any such proposals must be in writing and received by the Corporate Secretary of the Corporation no later than December 4, 1997 in order to be considered for inclusion in the Corporation's 1998 proxy materials. Nominations for directors to be elected at the annual meeting of shareholders must be submitted to the Corporate Secretary of the Corporation no later than the twentieth day preceding the date of the meeting.

                                  OTHER MATTERS

     The Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment of the persons named in the proxy.

                                           By Order of the Board of Directors

                                           Nancy Behanna
                                           Corporate Secretary

                         HUDSON CHARTERED BANCORP, INC.
                  Annual Meeting of Shareholders - MAY 1, 1997
         This Proxy is Solicited on Behalf of the Board of Directors of
                         Hudson Chartered Bancorp, Inc.

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of Hudson Chartered Bancorp, Inc. (the "Corporation"), Rhinebeck, New York, does hereby nominate, constitute and appoint Vera Ferrone and David Kane, and each of them, as true and lawful attorneys-in-fact (each of whom shall have full power of substitution) to vote all shares of Common Stock of the Corporation standing in my name on its books as of the close of business on March 31, 1997, at the Annual Meeting of Shareholders to be held on May 1, 1997, at 9:00 a.m., at the Sheraton Hotel, Poughkeepsie, New York, or at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, as follows:

       Please mark
| X |  vote as in
       this example.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no direction is given, this proxy will be voted FOR the nominees referred to in Item 1 (including any substitute nominee in the case of unavailability).

1.  With respect to election as directors.
    Nominees: R. Abel Garraghan, Warren R. Marcus, Robert J. Marvin, Lewis J. Ruge, Randolph L. Williams

                FOR                         WITHHELD
               |   |                         |   |

 2. In their discretion on any other matters which may be brought before the Annual Meeting or any adjournments or postponements thereof.

|   |     --------------------------------------
          For all nominees except as noted above

MARK HERE
FOR ADDRESS
CHANGE AND       |   |
NOTE AT LEFT

When signing as Attorney, Executor, Administrator, Trustee or Guardian, please give full title. If more than one Trustee, all should sign. All joint owners must sign. PLEASE MARK, SIGN, DATE, AND PROMPTLY RETURN THIS PROXY TO: BANK OF BOSTON, PROXY DEPARTMENT, P.O. BOX 1628, BOSTON, MA 02105-9905 USING THE ENCLOSED ENVELOPE.

                                                      April 1, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re: Hudson Chartered Bancorp, Inc. -- SEC File No. 0-17848 -- Definitive Proxy Materials for Annual Meeting of Shareholders

Ladies and Gentlemen:

     On behalf of Hudson Chartered Bancorp, Inc. (the "Company"), pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, attached hereto for filing are the following proxy solicitation materials to be used in connection with the annual meeting of the Company's shareholders scheduled for May 1, 1997:

     1.   Letter to shareholders, notice of annual meeting and proxy statement;
          and

     2.   Form of proxy relating to the Company's common stock.

     This material is being released for mailing to shareholders on or about April 2, 1997.

     Three copies of the materials attached hereto are being filed with the National Association of Securities Dealers, Inc. concurrently herewith.

     Please direct any questions regarding the attachments to the undersigned at 202-942-5434, or Steven Kaplan at 202-942-5998.

                                                      Sincerely,

                                                      Linda B. Coe

Attachments

cc:   T. Jefferson Cunningham III